UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Mobiquity Technologies Inc.
(Exact Name of registrant as specified in its charter)

New York	11-3427886
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

35 Torrington Lane, Shoreham, New York	11786
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Common Stock Purchase Warrants	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260364

Securities to be registered pursuant to Section 12(g) of the Act: None

Not Applicable

(Title of class)

Item 1.	Description of the Registrant’s Securities to be Registered.

Mobiquity Technologies, Inc. (the “Registrant”) is hereby registering the Registrant’s common stock, par value $0.0001 per share (“Common Stock”) and warrants to purchase shares of Common Stock (“Warrants”). A description of the Common Stock and Warrants to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-260364)  publicly filed with the Securities and Exchange Commission on October 19, 2021, as thereafter amended and supplemented from time to time, under the Securities Act of 1933, as amended (the “Registration Statement”), which information is incorporated herein by reference. The description of the Common Stock and Warrants included in any form of prospectus or prospectus supplement to the Registration Statement that is filed subsequently to the Registration Statement is hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 1, 2021

MOBIQUITY TECHNOLOGIES, INC.

By:	/s/ Dean L. Julia
Name: Dean L. Julia Title: Chief Executive Officer

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